                                                                   EXHIBIT 10.25

                   AMENDMENT TO MANAGEMENT SERVICES AGREEMENT

         This Amendment to Management Service Agreement (this "Amendment"), dated as of November 25, 2003, is made by and among Werner Holding Co. (DE), Inc., a Delaware corporation (the "Company") and Leonard Green & Partners, L.P. (the "Manager").

         WHEREAS, on or about June 11, 2003, the Company and the Manager entered into a Management Services Agreement (the "Management Agreement"), in which the Manager has agreed to provide certain management, consulting and financial planning services to the Company; and

         WHEREAS, the parties desire to amend certain provisions of the Management Agreement as described below.

         NOW, THEREFORE, in consideration of their mutual promises made herein, and for other good and valuable consideration, receipt of which is hereby acknowledged by each party, the parties, intending to be legally bound, hereby agree as follows:

         1. GENERAL SERVICES FEE. The first sentence of Section 2.1 of the Management Agreement shall be deleted and replaced with the following sentence:

         "In consideration of the General Services, the Company shall pay the Manger an annual fee payable in cash equal to $900,000 (the "Annual Fee"), provided, however, that the Annual Fee for the period from the date of this Management Agreement through November 24, 2003 (the "Pro Rata Period"), shall equal the product of $900,000 and a fraction, the numerator of which shall be the number of days in the Pro Rata Period and the denominator of which shall be 365 (the "Pro Rata Fee")."

         2. EXPENSES. Section 2.4 of the Management Agreement shall be deleted and replaced with the following:

         "2.4 Expenses. In addition to any fees to be paid to the Manager under Sections 2.1, 2.2 and 2.3 hereof, the Company shall pay to Manager an annual amount of $100,000, as reimbursement for expenses incurred by the Manager (the "Expense Payment"), provided, however, that the Expense Payment for the Pro Rata Period shall equal the product of $100,000 and a fraction, the numerator of which shall be the number of days in the Pro Rata Period and the denominator of which shall be 365. The Expense Payment for each twelve month period beginning November 25, 2003 and thereafter until this Management Agreement is terminated in accordance with Section 3.1, shall be paid in full on November 25 of each such twelve month period. In addition to the Expense Payment, the Company shall pay to, or on behalf of, the Manager, within 15 days of delivery of any invoice, all reasonable out-of-pocket expenses incurred by the Manager in connection with services rendered hereunder."

         3. MISCELLANEOUS. All other terms and conditions of the Management Agreement shall remain in full force and effect. All capitalized terms used herein which are not defined herein have the meanings assigned to those terms in the Management Agreement.

         IN WITNESS WHEREOF, the parties have executed this Amendment on the date first appearing above.

                                       WERNER HOLDING CO. (DE), INC.

                                       By:_________________________________
                                       Name:
                                       Title:

                                       LEONARD GREEN & PARTNERS, L.P.

                                       By:  LGP Management, Inc.

                                       By:_________________________________
                                       Name:
                                       Title:

                                       2